Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of The Elmet Group Co. of our report dated March 6, 2026, relating to the consolidated financial statements of Anania & Associates and its subsidiaries (a/k/a The Elmet Group Co.), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

March 30, 2026